UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1 First Lien Credit Agreement
EX-10.2 Second Lien Credit Agreement
EX-10.3 First Lien Guaranty and Security Agreement
EX-10.4 Second Lien Guaranty and Security Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 29, 2007, Inverness Medical Innovations Inc. announced the successful completion of its acquisition of Biosite Incorporated at a price of $92.50 per share. Inverness completed the acquisition through a cash tender offer (the “Offer”) and a subsequent merger (the “Merger”) undertaken pursuant to the Agreement and Plan of Merger by and among Inverness, Inca Acquisition, Inc., a wholly-owned subsidiary of Inverness and Biosite Incorporated dated May 17, 2007 (the “Merger Agreement”). As a result of the Merger, which became effective on June 29, 2007, Biosite continues as the surviving corporation and is a wholly owned subsidiary of Inverness. As of the effective time of the Merger, each share of Biosite stock outstanding (except for shares held by Inverness, or any wholly owned subsidiary of Inverness or shares held by stockholders properly exercising dissenters’ rights) has been canceled and retired and has be converted automatically into the right to receive $92.50 per share in cash without interest. The disbursing agent for the Merger will mail to non-tendering stockholders materials necessary to exchange Biosite stock certificates for such payment. Biosite shares have ceased to trade and will be delisted from the NASDAQ.
Total funds required to complete the Offer and the Merger were approximately $1.64 billion plus related transaction fees and expenses, which were acquired these funds from cash and from the proceeds of the Credit Agreements and the Loans described under Items 1.01 and 2.03 hereto, the content of such Items being incorporated herein by reference.
The foregoing description of the Offer, Merger the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 26, 2007, in connection with the Offer, Inverness and certain of its subsidiaries entered into a secured First Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement (together with the First Lien Credit Agreement, the “Credit Agreements”) with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements.
The First Lien Credit Agreement provides for term loans in the aggregate amount of $900,000,000 and, subject to our continued compliance with the First Lien Credit Agreement, a $150,000,000 revolving line of credit (the “First Lien Loans”); the revolving line of credit includes a sublimit for the issuance of letters of credit. With the consent of the administrative agent, Inverness may increase the term loans under the First Lien Credit Agreement to up to $1,100,000,000 under certain circumstances prior to the maturity date of the term loans. The Second Lien Credit Agreement provides for term loans in the aggregate amount of $250,000,000 (the “Second Lien Term Loan”, and together with the First Lien Loans, the “Loans”).

At the time of the closing of the Credit Agreements on June 26, 2007, a subsidiary of Inverness borrowed the entire $900,000,000 First Lien Term Loan and the entire $250,000,000 Second Lien Term Loan in order to fund in part the initial purchases of shares of Biosite common stock pursuant to the Offer. On June 29, 2007, Inverness borrowed approximately $95 million under the revolving line of credit to fund, in part, further purchases of Biosite common stock pursuant to the Offer and the merger consideration payable to the stockholders of Biosite who had not tendered their shares as of the time of the completion of Merger.
Inverness must repay the First Lien Term Loan in twenty-seven consecutive quarterly installments, beginning on September 30, 2007 and continuing through March 31, 2014, in the amount of $2,250,000 each and a final installment on June 26, 2014 in an amount equal to the then outstanding principal balance of the First Lien Term Loan. We may repay any future borrowings under the First Lien Credit Agreement revolving line of credit at any time, but in no event later than June 26, 2013. We must repay the entire Second Lien Term Loan on June 26, 2015.
Inverness is required to make mandatory prepayments of the Term Loans and the revolving credit loans in various amounts under the Credit Agreements if it make certain sales of assets outside the ordinary course of business above certain thresholds, if it suffers certain property loss events above certain thresholds, if it issues certain types of debt, or if it has excess cash flow (as defined in the Credit Agreements). Inverness may make optional prepayments of the First Lien Term Loan from time to time without premium or penalty. If, on or prior to June 26, 2008, Inverness optionally prepays the Second Lien Term Loan or mandatorily prepays the Second Lien Terms Loan as a result of our issuing certain types of debt, it must pay a prepayment premium equal to 2.0% of principal amount prepaid; if, after June 26, 2008 and on or prior to June 26, 2009, Inverness optionally prepays the Second Lien Term Loan or mandatorily prepays the Second Lien Terms Loan as a result of our issuing certain types of debt, it must pay a prepayment premium equal to 1.0% of principal amount prepaid; after June 26, 2009, Inverness may make optional prepayments of the Second Lien Term Loan from time to time without premium or penalty. Once repaid in full or in part, no reborrowings of the Term Loans may be made.
The First Lien Term Loan bears interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the First Lien Credit Agreement, plus 1.00%, or (ii) the Eurodollar Rate, as defined in the First Lien Credit Agreement, plus 2.00%. The borrowings pursuant to the revolving line of credit bear interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the First Lien Credit Agreement, plus an applicable margin, which varies between 0.75% and 1.25% depending on our consolidated leverage ratio, or (ii) the Eurodollar Rate, as defined in the First Lien Credit Agreement, plus an applicable margin, which varies between 1.75% and 2.25% depending on our consolidated leverage ratio. Inverness is obligated to pay fees on the unused portion of our revolving line of credit at a rate per annum of 0.50%. The Second Lien Term Loan bears interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the Second Lien Credit Agreement, plus 3.25%, or (ii) the Eurodollar Rate, as defined in the Second Lien Credit Agreement, plus 4.25%.
Inverness is required to enter into interest rate hedging agreements reasonably satisfactory to the administrative agents under the Credit Agreements within 60 days after the closing date in order to protect against fluctuations in interest rates with respect to at least 35% of its consolidated total debt until the third anniversary of the closing date.
Under the Credit Agreements, Inverness must comply with various customary financial and non-financial covenants. The primary financial covenants under the First Lien Credit Agreement consist of a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio and a limit on capital expenditures. The primary financial covenants under the Second Lien Credit Agreement consist of a maximum consolidated leverage ratio and a limit on capital expenditures. The primary non-financial covenants under both Credit Agreements limit Inverness’ ability to pay dividends or other distributions on its capital stock, to repurchase its capital stock, to conduct mergers or acquisitions, to make investments and loans, to incur future indebtedness, to place liens on assets, to prepay other indebtedness, to alter its capital structure and to sell assets. The non-financial covenants under both Credit Agreements are substantially similar, with the non-financial covenants under the Second Lien Credit Agreement providing some increased flexibility in some respects.
The lenders under the respective Credit Agreements are entitled to accelerate repayment of the loans under the Credit Agreements upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of Inverness’ covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any other of Inverness’ or its material subsidiaries’ significant indebtedness agreements, a bankruptcy or insolvency event with respect to Inverness or any of its material subsidiaries, a significant unsatisfied judgment against Inverness or any of its material subsidiaries, any exercise by Procter & Gamble of its option to put its joint venture interest back to Inverness if it is not then in pro forma compliance with its financial covenants under the Credit Agreements, or Inverness undergoes a change of control (including any “fundamental change” or “termination of trading” event as defined under the indenture governing Inverness’ 3.0% senior subordinated convertible notes due 2016).
Borrowings under the Credit Agreements are guaranteed by Inverness and substantially all of its United States subsidiaries and are secured by the stock of substantially all of its United States subsidiaries, portions of the stock of certain of its foreign subsidiaries, substantially all of the intellectual property rights of its United States subsidiaries and substantially all of the assets of its businesses in the United States. Pursuant to the terms of an intercreditor agreement entered into at the closing of the Credit Agreements between the administrative agents for the lenders under the respective Credit Agreements, the liens securing the loans and other obligations arising under the First Lien Credit Agreement are senior to the liens securing the loans and other obligations arising under the Second Lien Credit Agreement.
Copies of the Credit Agreements and the related guaranty and security agreements have been filed as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01. Other Events.
Simultaneously with Inverness’ entry into the Credit Agreements, it terminated its existing third amended and restated credit agreement dated June 30, 2005 (the “Existing Credit Agreement”), as subsequently amended, with certain lenders, General Electric Capital Corporation, as administrative agent, and certain other agents and arrangers. Inverness had no outstanding loans under the Existing Credit Agreement at the time it was terminated.
In addition on June 26, 2007, in connection with its the initial purchases of shares of Biosite common stock pursuant to the Offer, Inverness also fully repaid its 8.75% Senior Subordinated Notes due 2012 (the “Notes”) with U.S. Bank Trust National Association, as trustee, and the Guarantors as defined therein. The total amount repaid, including principal, prepayment premium and accrued interest was $164.1 million.
Forward-Looking Information
This report on form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on their respective managements’ current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness and Biosite to successfully develop and commercialize the products, Inverness’ ability to integrate the Biosite business with its existing businesses and to recognize the anticipated benefits of the acquisition, including synergies and accretion, of the transaction; the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006 and Biosite’s quarterly report on Form 10-Q for the period ended March 31, 2007, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this press release, and Inverness undertakes no obligation to update or revise any forward-looking statements contained herein.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 17, 2007, by and among Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), Inca Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Biosite Incorporated (incorporated by reference to Exhibit 2.1 to Inverness’ Current Report on Form 8-K, event date May 17, 2007, filed on May 18, 2007).

10.1	$1,050,000,000 First Lien Credit Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, Inverness Medical Innovations, Inc., as a Guarantor, The Lenders And L/C Issuers Party Hereto General Electric Capital Corporation, as Administrative Agent, Citizens Bank Of Massachusetts, Fifth Third Bank And Merrill Lynch Capital, a division of Merrill Lynch business Financial Services, Inc. as Co-Documentation

Agents and UBS Securities LLC, as Joint Lead Arranger and Syndication Agent
10.2	$250,000,000 Second Lien Credit Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, Inverness Medical Innovations, Inc., as a Guarantor, The Lenders General Electric Capital Corporation, as Administrative Agent and UBS Securities LLC, as Syndication Agent, Joint Lead Arranger and Sole Bookrunner

10.3	First Lien Guaranty And Security Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, and Each Grantor and General Electric Capital Corporation, as Administrative Agent.

10.4	Second Lien Guaranty And Security Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, and Each Grantor and General Electric Capital Corporation, as Administrative Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: June 29, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Exhibit Index
2.1	Agreement and Plan of Merger, dated as of May 17, 2007, by and among Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), Inca Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Biosite Incorporated (incorporated by reference to Exhibit 2.1 to Inverness’ Current Report on Form 8-K, event date May 17, 2007, filed on May 18, 2007).

10.1	$1,050,000,000 First Lien Credit Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, Inverness Medical Innovations, Inc., as a Guarantor, The Lenders And L/C Issuers Party Hereto General Electric Capital Corporation, as Administrative Agent, Citizens Bank Of Massachusetts, Fifth Third Bank And Merrill Lynch Capital, a division of Merrill Lynch business Financial Services, Inc. as Co-Documentation Agents and UBS Securities LLC, as Joint Lead Arranger and Syndication Agent

10.2	$250,000,000 Second Lien Credit Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, Inverness Medical Innovations, Inc., as a Guarantor, The Lenders General Electric Capital Corporation, as Administrative Agent and UBS Securities LLC, as Syndication Agent, Joint Lead Arranger and Sole Bookrunner

10.3	First Lien Guaranty And Security Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, and Each Grantor and General Electric Capital Corporation, as Administrative Agent.

10.4	Second Lien Guaranty And Security Agreement dated as of June 26, 2007 among IM US HOLDINGS, LLC, as Borrower, and Each Grantor and General Electric Capital Corporation, as Administrative Agent